UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2023

EVERCOMMERCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40575	81-4063248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 Walnut Street, Suite 400
Denver, Colorado 80205
(Address of principal executive offices) (Zip Code)

(720) 647-4948
(Registrant’s telephone number, include area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EVCM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2023, the Board of Directors (the “Board”) of EverCommerce Inc. (the “Company”) appointed Evan Berlin, the Company’s former Executive Vice President, Solution Group Operations, to serve as the Company’s Chief Operating Officer, effective immediately. Mr. Berlin’s title will be Executive Vice President and Chief Operating Officer. Additionally, Mr. Berlin was designated as the Company’s principal operating officer, effective immediately.

Evan Berlin, age 41, has been with the Company since 2016, first serving as VP, Corporate Development and Integration Strategy until December 2018, then as GM of EverHealth from December 2018 to February 2020, then as SVP, Solution Group Operations from February 2020 to March 2022, and most recently as EVP, Solution Group Operations from March 2022 to March 2023. Mr. Berlin holds a B.S. in business administration from the University of Colorado at Boulder.

In connection with his appointment, Mr. Berlin will enter into the Company’s standard indemnification agreement for directors and officers. There are no family relationships between Mr. Berlin and any directors or executive officers of the Company. In addition, Mr. Berlin has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCOMMERCE INC.

Date: March 28, 2023	By:	/s/ Lisa Storey
Lisa Storey
General Counsel